Exhibit 3.47

ARIZONA CORPORATION COMMISSION
CORPORATIONS DIVISION

Phoenix Address:	1300 West Washington	Tucson Address:	400 West Congress
	Phoenix Arizona 85007-2929		Tucson, Arizona 85701-1347

CERTIFICATE OF DISCLOSURE

A.R.S. § 10-202.D

CHECK APPROPRIATE BOX (A or B)	REM Arizona Rehabilitation, Inc.
ANSWER “C”	EXACT CORPORATE NAME

THE UNDERSIGNED CERTIFY THAT:

A.

No persons serving either by elections or appointment as officers, directors, trustees, incorporators and persons controlling or holding over 10% of the issued and outstanding common shares or 10% of any other proprietary, beneficial or membership interest in the corporation:

☒

1.               Have been convicted of a felony involving a transaction in securities, consumer fraud or antitrust in any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate.

2.               Have been convicted of a felony, the essential elements of which consisted of fraud, misrepresentation, theft by false pretenses, or restraint of trade or monopoly in any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate.

3.               Have been or are subject to an injunction, judgment, decree or permanent order of any state of federal court entered within the seven-year period immediately preceding the execution of this Certificate wherein such injunction, judgment, decree or permanent order:

(a)          Involved the violation of fraud or registration provisions of the securities laws of that jurisdiction; or

(b)         Involved the violation of the consumer fraud laws of that jurisdiction; or

(c)          Involved the violation of the antitrust or restraint of trade laws of that jurisdiction.

B.	For any person or persons who have been or are subject to one or more of the statements in Items A.1 through A.3 above, the following information MUST be attached:
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1.               Full name, prior name(s) and aliases, if used.

2.               Full birth name.

3.               Present home address.

4.               Prior addresses (for immediate preceding 7-year period).

5.               Date and location of birth.

6.               Social Security number.

7.               The nature and description of each conviction or judicial action, date and location, the court and public agency involved and file or cause number of case.

C.             Has any person serving as an officer, director, trustee or incorporator of the corporation served in any such capacity or held or controlled over 20% of the issued and outstanding common shares, or 20% of any other proprietary, beneficial or membership interest in any corporation which as been placed in bankruptcy, receivership or had its charter revoked, or administratively or judicially dissolved by any state or jurisdiction?

Yes ☐  No  ☒

IF YOUR ANSWER TO THE ABOVE QUESTION IS “YES”, YOU MUST ATTACH THE FOLLOWING INFORMATION FOR EACH CORPORATION:

1.               Name and address of the corporation.

2.               Full name (including aliases) and address of each person involved.

3.               State(s) in which the corporation: (a) Was incorporated (b) Has transacted business.

4.               Dates of corporate operation.

5.               Date and case number of Bankruptcy or date of revocation/administrative dissolution.

D.            The fiscal year end adopted by the corporation is 12-31

Under penalties of law, the undersigned incorporator(s)/officer(s) declare(s) that I (we) have examined this Certificate, including any attachments, and to the best of my (our) knowledge and belief it is true, correct, and complete. THE SIGNATURE(S) MUST BE DATED WITHIN THIRTY (30) DAYS OF THE DELIVERY DATE.

BY	/s/ Nancy Roetman Menzel			BY:	/s/ Alice E. Campbell
PRINT NAME	Nancy Roetman Menzel			PRINT NAME	Alice E. Campbell
TITLE	Incorporator	DATE	11/5/98	TITLE	Incorporator	DATE	11/5/98

DOMESTIC CORPORATIONS: ALL INCORPORATORS MUST SIGN THE INITIAL CERTIFICATE OF DISCLOSURE. If within sixty days, any person becomes an officer, director, president or person controlling or holding over 10% of the issued and outstanding shares or 10% of any other proprietary, beneficial, or membership interest in the corporation and the person was not included in this disclosure, the corporation must file an AMENDED certificate signed by at least one duly authorized officer of the corporation.

FOREIGN CORPORATIONS: MUST BE SIGNED BY AT LEAST ONE DULY AUTHORIZED OFFICER OF THE CORPORATION.

[ILLEGIBLE] 0022-Business Corporations

[ILLEGIBLE]

ARTICLES OF INCORPORATION

OF

REM ARIZONA REHABILITATION, INC.

The undersigned, acting as incorporators of a corporation under the Arizona Business Corporation Act, adopt the following articles of Incorporation for such corporation:

FIRST   The name of the corporation is REM Arizona Rehabilitation, Inc.

SECOND   The period of its duration is perpetual.

THIRD   The purposes for which the corporation is organized are to engage in the transaction of any or all lawful purposes for which corporations may be incorporated under the provisions of the Arizona Business Corporation Act.

FOURTH   A brief statement of the character of business which the corporation initially intends to actually conduct in Arizona is:

To provide health care related services, including but not limited to services for acquired brain injury persons and/or developmentally disabled persons.

FIFTH   The aggregate number of shares which the corporation has authority to issue is one hundred thousand (100,000) of the par value of one dollar ($1.00) each.

SIXTH   The name and address of the initial statutory agent and registered office of the corporation is Chris Assmussen, 722 West Loughlin, Chandler, Arizona 85224.

SEVENTH  The number of directors constituting the initial board of directors of the corporation is three, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are as follows:

Name	Address
Thomas E. Miller	6921 York Avenue South
Edina, Minnesota 55435

Craig R. Miller	6921 York Avenue South
Edina, Minnesota 55435

Douglas V. Miller	6921 York Avenue South
Edina, Minnesota 55435

EIGHTH   The name and address of each incorporator is as follows:

Name	Address

Nancy Roetman Menzel	3400 City Center
33 South Sixth Street
Minneapolis, MN 55042

Alice E. Campbell	3400 City Center
33 South Sixth Street
Minneapolis, MN 55042

NINTH   Additional provisions not inconsistent with law which the incorporators elect to set forth are as follows:  The personal liability of each director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director are hereby limited to the fullest extent permitted by law:

Dated: October 29th, 1998

/s/ Nancy Roetman Menzel
Nancy Roetman Menzel

/s/ Alice E. Campbell
Alice E. Campbell

CHRIS ASSMUSSEN, having been designated to act as statutory agent, hereby consents to act in that capacity until he is removed or submits his resignation, in accordance with Arizona law.

/s/ Chris Assmussen
Chris Assmussen